                                                                    EXHIBIT 99.1

(LINDSAY MANUFACTURING CO. LOGO)
2707 NO. 108TH ST. OMAHA, NE 68164 TEL: 402-829-6800 FAX: 402-829-6835

FOR FURTHER INFORMATION, CONTACT:

LINDSAY MANUFACTURING:                           HALLIBURTON INVESTOR RELATIONS:
David Downing                                    Jeff Elliott or Geralyn DeBusk
VP and CFO                                       972-458-8000
402-827-6235

    LINDSAY MANUFACTURING CO. COMPLETES ACQUISITION OF BARRIER SYSTEMS, INC.

Omaha, Nebraska--June 1, 2006--Lindsay Manufacturing Co. (NYSE: LNN) ("Lindsay" or the "Company") today announced that it has completed the acquisition of Barrier Systems, Inc. ("BSI") and its subsidiary Safe Technologies, Inc. through the merger of a wholly owned subsidiary of Lindsay with and into BSI. As a result, BSI has become a wholly owned subsidiary of Lindsay. BSI is engaged in the manufacture of specialty roadway barriers and traffic flow products that are used to reduce traffic congestion and enhance safety.

"We are pleased to announce the completion of this acquisition," stated Rick Parod, Lindsay's president and chief executive officer. "This business represents a natural extension of our diversified manufacturing segment and is an excellent fit with our overall growth strategy. We are also excited to welcome the strong management team and employees of BSI to the Lindsay family. Additionally, as we previously stated, we expect this acquisition to be accretive to earnings in our fiscal fourth quarter."

The total cash merger consideration paid to the stockholders of BSI and holders of options to acquire BSI stock was approximately $35,000,000. The Company funded the transaction using a combination of its own working capital and borrowing under a new credit agreement with Wells Fargo Bank, N.A., which includes an unsecured $30 million term note, credit agreement and interest rate swap transaction.

Prior to the merger, the Company supplied components used by BSI in its manufacturing process in the ordinary course of business. The Company did not consider this to be a material relationship with BSI or its shareholders.

                                     -more-

The consolidated statement of operations of BSI for the twelve months ended December 31, 2005 and the trailing twelve months ended April 30, 2006 are set forth below.

                              BARRIER SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   TWELVE MONTHS ENDED
                                -------------------------
                                 (AUDITED)    (UNAUDITED)
                                  DECEMBER       APRIL
                                    2005          2006
                                -----------   -----------
Operating revenues ..........   $16,410,654   $21,321,912
Cost of operating revenues ..     8,046,500    10,858,425
                                -----------   -----------
Gross profit ................     8,364,154    10,463,487
                                -----------   -----------
Operating expenses ..........     6,056,267     6,389,158
                                -----------   -----------
Operating income ............   $ 2,307,887   $ 4,074,329
                                ===========   ===========

Note: Depreciation and amortization for the twelve-months ended December 31, 2005 and April 30, 2006, was $967,000 and $1,040,000, respectively.

ABOUT LINDSAY MANUFACTURING CO.

Lindsay manufactures and markets Zimmatic, Greenfield, Stettyn and Perrot center pivot, lateral move and hose reel irrigation systems and GrowSmart controls, all of which are used by farmers to increase or stabilize crop production while conserving water, energy, and labor. The Company also produces large diameter steel tubing and provides outsourced manufacturing and production services for other companies. At April 6, 2006, Lindsay had approximately 11.5 million shares outstanding, which are traded on the New York Stock Exchange under the symbol LNN. More information on the Company can be found at www.lindsaymanufacturing.com.

ABOUT BARRIER SYSTEMS, INC.

Founded in 1984 and headquartered in Rio Vista, California, BSI manufactures and markets movable barriers for flexibly adding lanes during rush hour to reduce traffic congestion, improve safety and increase traffic throughput. The company also produces crash cushions and specialty barriers to improve motorist and highway worker safety. More information on the company can be found at www.barriersystemsinc.com.

CONCERNING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results and the likelihood of closing the transactions contemplated by the Merger Agreement. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and those statements preceded by, followed by or including the words "expectation," "outlook," "could," "may," "should," or similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.


                                        2